EX-23.h.1.a
EXHIBIT C
NATIONWIDE VARIABLE INSURANCE TRUST
Fund Administration and Transfer Agency Agreement
Fee Schedule
Effective May 1, 2007 as Amended and Restated June 11, 2008;
Amended March 24,, 2009*
Fees
The Trust shall pay fees to the Administrator and Transfer Agent, as set forth in the schedule directly below, for the provision of services covered by this Agreement. Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust’s average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including, but not limited to, the cost of the pricing services that the Administrator utilizes) reasonably incurred by the Administrator and the Transfer Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Transfer Agent.

Trust Asset Level#	Aggregate** Fee as a Percentage of Net Assets
Up to $1 billion	0.15%
$1 billion up to $3 billion	0.10%
$3 billion up to $8 billion	0.05%
$8 billion up to $10 billion	0.04%
$10 billion up to $12 billion	0.02%
$12 billion or more	0.01%

**	Includes fund administration and transfer agency services.

#	The assets of each of the NVIT Investor Destinations Funds and NVIT Cardinal Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset-based fee for the Trust. The NVIT Investor Destinations Funds and NVIT Cardinal Funds do not pay any part of this fee.
Funds of the Trust
NVIT Nationwide Fund
NVIT Growth Fund
NVIT Government Bond Fund
NVIT Money Market Fund
NVIT Money Market Fund II
JP Morgan NVIT Balanced Fund
Van Kampen NVIT Comstock Value Fund

Gartmore NVIT Worldwide Leaders Fund
Federated NVIT High Income Bond Fund
NVIT Multi Sector Bond Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Mid Cap Index Fund
NVIT Multi-Manager Small Cap Growth Fund
NVIT Mid Cap Growth Fund
NVIT Multi-Manager Small Company Fund‡
NVIT Technology and Communications Fund
NVIT Health Sciences Fund
Gartmore NVIT Emerging Markets Fund
Gartmore NVIT International Equity Fund
NVIT U.S. Growth Leaders Fund
NVIT Global Financial Services Fund
Gartmore NVIT Global Utilities Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Capital Appreciation Fund*
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Balanced Fund*
NVIT Investor Destinations Moderately Conservative Fund
NVIT Investor Destinations Conservative Fund
NVIT Nationwide Leaders Fund
NVIT Multi-Manager International Value Fund
NVIT S&P 500 Index Fund
Gartmore NVIT Developing Markets Fund
American Funds NVIT Growth Fund
American Funds NVIT Global Growth Fund
American Funds Asset Allocation Fund
American Funds NVIT Bond Fund
American Funds NVIT Growth-Income Fund
NVIT Enhanced Income Fund
NVIT Bond Index Fund
NVIT Small Cap Index Fund
NVIT International Index Fund
NVIT Multi-Manager Large Cap Growth Fund
NVIT Multi-Manager Mid Cap Growth Fund
NVIT Multi-Manager International Growth Fund
NVIT Core Bond Fund
NVIT Core Plus Bond Fund
Neuberger Berman NVIT Socially Responsible Fund
Neuberger Berman NVIT Multi Cap Opportunities Fund
Van Kampen NVIT Real Estate Fund
NVIT Cardinal Conservative Fund
NVIT Cardinal Moderately Conservative Fund
NVIT Cardinal Balanced Fund

NVIT Cardinal Moderate Fund
NVIT Cardinal Capital Appreciation Fund
NVIT Cardinal Moderately Aggressive Fund
NVIT Cardinal Aggressive Fund
NVIT Multi-Manager Mid Cap Value Fund
NVIT Short Term Bond Fund
NVIT Multi-Manager Large Cap Value Fund
Templeton NVIT International Value Fund*
AllianceBernstein NVIT Global Fixed Income Fund*
Oppenheimer NVIT Large Cap Growth Fund*
American Century NVIT Multi Cap Value Fund*

‡	This Fund’s maximum aggregate fee is as follows:

Fund Asset Level	Fee as a Percentage of Net Assets
Up to $250 million	0.08%
$250 million up to $1 billion	0.06%
$1 billion or more	0.05%

* As most recently approved at the September 18, 2008 meeting of the Board of Trustees.
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          IN WITNESS WHEREOF, the parties hereto have executed this Exhibit C on the effective date set forth above.

NATIONWIDE VARIABLE INSURANCE TRUST
By:	/s/ Allan J. Oster
Name: Allan J. Oster
Title: Assistant Secretary

NATIONWIDE FUND MANAGEMENT LLC
By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

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